UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2021

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-39061	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 7, 2021, the board of directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Company”) adopted a shareholder rights plan. One right (a “Right”) will be issued and attached to each common share of the Company (“Common Shares”) outstanding and held of record at the close of business on December 17, 2021 (the “Record Time”). The terms of the Rights are set forth in a shareholder rights agreement, dated as of December 7, 2021 (the “Effective Date”), by and between the Company and Computershare Trust Company of Canada, as rights agent (the “Rights Agreement”).

The Rights Agreement has been adopted to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a “creeping” take-over bid). The Rights Agreement is consistent with the shareholder rights plan that the Company had in place from 2014 to 2020 and is similar to shareholder rights plans adopted by other Canadian public companies.

The Rights. The Board authorized the issuance at the Record Time of a Right with respect to each outstanding Common Share. A Right will also be attached to each Common Share issued after the Record Time. The issuance of the Rights will not change the manner in which shareholders trade their Common Shares.

Separation of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from the Common Shares only upon the “Separation Time,” which occurs upon the earlier of:

•

the close of business on the tenth trading day after the first date of public announcement that a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Rights Agreement), acquires or announces its intention to acquire 20% or more of the voting stock (subject to certain exemptions) without complying with the Permitted Bid provisions of the Rights Agreement;

•

the close of business on the tenth trading day following the date of the commencement of or first public announcement of the current intention of any person (other than the Company or any subsidiary of the Company) to commence a Take-over Bid (as defined in the Rights Agreement) (other than a Permitted Bid (as defined below) or a Competing Permitted Bid (as defined in the Rights Agreement)); or

•	the close of business on the tenth trading day following the date on which a Permitted Bid or Competing Permitted Bid ceases to qualify as such.

Subject to the terms of the Rights Agreement, the Rights issued under the Rights Agreement become exercisable upon the Separation Time. The Rights Agreement will not be triggered solely by the holding of 20% or more of the Company’s Common Shares by a shareholder and its affiliates, associates and joint actors prior to the date of the Rights Agreement, as any such person would be “grandfathered” subject to the terms of the Rights Agreement; however, subsequent purchases of Common Shares of the Company by a “grandfathered” person after the Effective Date may cause such person to become an Acquiring Person pursuant to the terms of the Rights Agreement. Following a transaction that results in a person becoming an Acquiring Person, the Rights entitle the holder thereof (other than the Acquiring Person and certain related persons) to purchase Common Shares at a significant discount to the market price at that time.

Under the Rights Agreement, a “Permitted Bid” is a take-over bid made in compliance with the Canadian take-over bid regime. Specifically, a Permitted Bid is a take-over bid that is made to all shareholders, that is open for 105 days (or such shorter period as is permitted under the Canadian take-over bid regime) and that contains certain conditions, including that no Common Shares will be taken up and paid for unless more than 50% of the Common Shares that are held by independent shareholders are tendered to the take-over bid.

Effective Date; Expiration Time. While the Rights Agreement is effective as of the Effective Date, it is subject to shareholder ratification within six months of its adoption. The Board intends to recommend the ratification of the Rights Agreement for approval by its shareholders at the next annual general and special meeting of shareholders, which is scheduled to be held on April 26, 2022 (the “Meeting”). If ratified by shareholders, the Rights Agreement will have an initial term of three years. If the Rights Agreement is not ratified by the Company’s shareholders at the Meeting, the Rights Agreement and all Rights issued thereunder will terminate and cease to be effective at that time.

Flip-in Event. In the event that a person or group becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than any Acquiring Person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Shares having a value equal to two times the purchase price of the Right (subject to any adjustments pursuant to the terms of the Rights Agreement).

Anti-dilution Adjustments. The purchase price payable, and the number of Rights outstanding, are subject to adjustment from time to time to prevent dilution including in the event of a stock dividend on, or a subdivision, consolidation, reclassification or issuance of, the Common Shares.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

Redemption; Exchange. In general, the Board may, with the prior approval of the holders of the Voting Shares (as defined in the Rights Agreement) or of the holders of Rights, elect to redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (subject to adjustment) at any time prior to the occurrence of a Flip-in Event.

No Rights as Shareholder. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company may from time to time amend the Rights Agreement without the consent of the holders of Voting Shares or Rights to correct clerical or typographical errors, maintain the validity of the Rights Agreement as a result of any changes in applicable laws, or cure any ambiguity or correct any defective or inconsistent provisions or make any other provisions provided that such action does not adversely affect the interests of the holders of Voting Shares or Rights in any material respect. However, the Company may not supplement, amend, vary, rescind or delete any of the provisions of the Rights Agreement and the Rights in any other manner (whether or not such action would materially adversely affect the interests of the holders of Rights generally) without the prior approval of the holders of Voting Shares if before the Separation Time, and without the prior approval of the holders of Rights if at any time on or after the Separation Time.

The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2021, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the issuance of the Rights. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

On December 7, 2021, the Company issued a press release announcing the 2022 annual and special meeting of the shareholders, which will be held on April 26, 2022. A copy of that press release is furnished as Exhibit 99.2 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

4.1	Rights Agreement, dated as of December 7, 2021, by and between DIRTT Environmental Solutions Ltd. and Computershare Trust Company of Canada, as rights agent

99.1*	Rights Plan Press Release issued by DIRTT Environmental Solutions Ltd. on December 7, 2021

99.2*	Annual and Special Meeting Date Press Release issued by DIRTT Environmental Solutions Ltd. on December 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2021

DIRTT Environmental Solutions Ltd.

By:	/s/ Geoffrey D. Krause
Geoffrey D. Krause
Chief Financial Officer
(Principal Financial Officer)

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